[OWNER:              JOHN DOE
SUCCESSOR OWNER:     MARY DOE
ANNUITANT:           JOHN DOE
JOINT ANNUITANT:     Not Applicable
CERTIFICATE NUMBER:  06-000000
CONTRACT DATE:       September 18, 2006]

             FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CERTIFICATE Processing Office: [AXA Equitable Life Insurance Company, P.O. Box 1547,
                        Secaucus, New Jersey 07096-1547]

This is the Certificate which is issued under the terms of the Contract defined in Section 1.09. This Certificate is issued in return for the Contributions to be made to us under the Contract.

In this Certificate, "we", "our" and "us" mean AXA Equitable Life Insurance Company ("AXA Equitable"). "You" and "your" mean the Owner. We will provide the benefits and other rights pursuant to the terms of this Certificate.

This Certificate provides an [At Retirement Variable Annuity] Benefit which guarantees that you can receive lifetime payments up to a maximum amount per Contract Year. The [At Retirement Variable Annuity] Income Base is established for the sole purpose of determining the minimum withdrawal benefit and is not used for calculating the Cash Value or other guaranteed benefits. See Part VI, "[At Retirement Variable Annuity] Benefit" which describes the terms and conditions of this benefit.

TEN DAYS TO CANCEL - Not later than ten days after you receive this Certificate, you may return it to the Processing Office shown above or the financial professional who sold you this Certificate. We will cancel it and refund any Contribution made to us, plus or minus any investment gain or loss which applies to the Variable Investment Options from the date of such Contribution was allocated to such Option to the date of cancellation.

NEW YORK,

AXA EQUITABLE LIFE INSURANCE COMPANY, A STOCK LIFE INSURANCE COMPANY.
Home Office address:  [1290 Avenue of the Americas, New York, New York 10104]

/s/ Christopher M. Condron               /s/ Karen Field Hazin
Christopher M. Condron                   Karen Field Hazin, Vice President,
Chairman and Chief Executive Officer     Secretary and Associate General Counsel


THE ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE BASED ON THE VALUE OF SEPARATE ACCOUNT ASSETS WHICH ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS. SEPARATE ACCOUNT ASSETS WILL INCREASE OR DECREASE IN VALUE BASED UPON INVESTMENT RESULTS.


2006RIFL2-FR-B(NY)

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

DATA

PART I     -    DEFINITIONS                                                   3
PART II    -    VARIABLE INVESTMENT OPTIONS                                   6
PART III   -    CONTRIBUTIONS AND ALLOCATIONS                                 9
PART IV    -    TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS                  10
PART V     -    WITHDRAWALS AND TERMINATION                                  11
PART VI         [AT RETIREMENT VARIABLE ANNUITY]
                BENEFIT                                                     12
PART VII   -    PAYMENT UPON DEATH                                          17
PART VIII  -    ANNUITY BENEFITS                                            24
PART IX    -    CHARGES                                                     27
PART X     -    GENERAL PROVISIONS                                          29

TABLE OF GUARANTEED ANNUITY PAYMENTS                                        31

EXHIBIT A - EXAMPLES OF GUARANTEED ANNUAL PAYMENT AND EXCESS WITHDRAWAL CALCULATION

                              PART I - DEFINITIONS

SECTION 1.01  ANNUITANT

"Annuitant" means the individual shown as such in the Data Pages, or any successor Annuitant.

SECTION 1.02  ANNUITY ACCOUNT VALUE

"Annuity Account Value" means the sum of the amounts held for you in the Variable Investment Options.

SECTION 1.03  ANNUITY BENEFIT

"Annuity Benefit" means a benefit payable by us as described in Part VIII.

SECTION 1.04  AUTOMATIC PAYMENT PLAN

"Automatic Payment Plan" means a withdrawal plan for periodic payments up to the Guaranteed Annual Payment amount each Contract Year, if such withdrawal plan is shown in the Data Pages.

SECTION 1.05  BUSINESS DAY

"Business Day" means generally any day on which the New York Stock Exchange is open for trading and generally ends at 4:00 pm Eastern Time or such other time as we state in writing to the Owner.

SECTION 1.06  CASH VALUE

"Cash Value" means an amount equal to the Annuity Account Value, less any charges that apply under Part IX and any applicable Endorsement(s) or Rider(s).

SECTION 1.07  CERTIFICATE

"Certificate" means this certificate including the Data Pages and any Endorsement(s) or Rider(s). It is a summary of the Contract terms which affect you.

SECTION 1.08  CODE

"Code" means the Internal Revenue Code of 1986, as amended at any time, or any corresponding provisions of prior or subsequent United States revenue laws. References to the "Code" in this Certificate include references to applicable Federal income tax Regulations.

SECTION 1.09  CONTRACT

"Contract" means the Group Annuity Contract named in the Data Pages. A copy of the contract is on file with us. You may ask to see it at any reasonable time.

SECTION 1.10  CONTRACT DATE

"Contract Date" means the date on which the Owner is enrolled under the Contract according to our enrollment procedures. Such date is shown in the Data Pages.

SECTION 1.11  CONTRACT DATE  ANNIVERSARY

A Contract Date Anniversary is the last day of the Contract Year.

SECTION 1.12  CONTRACT YEAR

"Contract Year" means the twelve month period starting on (i) the Contract Date and (ii) each anniversary of the Contract Date, unless we agree to another period.

SECTION 1.13  CONTRIBUTION

"Contribution" means a payment made to us under the Certificate. See Section
3.01.

SECTION 1.14  EMPLOYER

"Employer" means, if applicable, an employer as defined in an endorsement hereto.

SECTION 1.15 GUARANTEED ANNUAL PAYMENT:

Guaranteed Annual Payment means the annual payment under the [At Retirement Variable Annuity] Benefit, as described in Part VI.

SECTION 1.16  JOINT ANNUITANT

"Joint Annuitant" means the individual specified as such in the Data Pages when a Joint Life Certificate is owned by a Non-natural Owner. The Joint Annuitant must be the spouse of the Annuitant on the Contract Date, unless a change is subsequently made in accordance with Section 6.03.

SECTION 1.17  JOINT LIFE CERTIFICATE

"Joint Life Certificate" means a certificate that was issued with either a Successor Owner or a Joint Annuitant.

SECTION 1.18  MATURITY DATE

"Maturity date" means the date on which the annuity payments described in
Section 8.02 are to commence. The Maturity Date is shown in the Data Pages. The Maturity Date is based on the Annuitant's date of birth and will not change under the Certificate except as described in Section 8.02. If there is a successor Annuitant named under the Certificate, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth.

SECTION 1.19  NON-NATURAL OWNER

"Non-natural Owner" means an Owner who is not an individual. Benefits under a Certificate owned by a Non-Natural Owner are determined by the age of the Annuitant. If there is an ownership change under a Certificate owned by a Non-Natural Owner to an individual, the original Annuitant or Joint Annuitant, if applicable, continues to determine the benefits under the Certificate.

SECTION 1.20  OWNER

"Owner" means the person or entity shown as such in the Data Pages.

SECTION 1.21  PLAN

"Plan" means, if applicable, the annuity program sponsored by the Employer and as may be defined in an endorsement hereto.

SECTION 1.22  PRIOR CONTRACT

"Prior Contract" means another contract or certificate issued by us, or one of our affiliates, and from which the Owner and we have agreed to transfer amounts to this Certificate.

SECTION 1.23  PROCESSING DATE

A Processing Date is each Contract Date Anniversary. If the Contract Date Anniversary is not on a Business Day, then the Processing Date is the first Business Day thereafter. "Processing Date" means the day(s) we deduct charges from the Annuity Account Value.

SECTION 1.24  PROCESSING OFFICE

"Processing Office" means the AXA Equitable administrative office shown on the cover page of this Certificate, or such other location we may state upon written notice to you.

SECTION 1.25  SEPARATE ACCOUNT

"Separate Account" means any of the Separate Accounts described or referred to in Sections 2.01 and 2.04.

SECTION 1.26  SINGLE LIFE CERTIFICATE

"Single Life Certificate" means a certificate that is issued without a Successor Owner and without a Joint Annuitant.

SECTION 1.27  SUCCESSOR OWNER

"Successor Owner" means the individual shown as such in the Data Pages when a Joint Life Certificate is owned by an individual. The Successor Owner must be the spouse of the Owner on the Contract Date, unless a change is subsequently made in accordance with Section 6.03.

SECTION 1.28  TRANSACTION DATE

"Transaction Date" is the Business Day we receive at the Processing Office a Contribution or a transaction request providing the information we need. Transaction requests must be in a form acceptable to us.

SECTION 1.29  VARIABLE INVESTMENT OPTION

"Variable Investment Option" means a subdivision of a Separate Account available under this Certificate. A Variable Investment Option may invest its assets in a separate class (or series) of shares of a specified trust or investment company where each class (or series) represents a separate portfolio in the specified trust or investment company.

                      PART II - VARIABLE INVESTMENT OPTIONS

SECTION 2.01  SEPARATE ACCOUNT

We have established the Separate Account(s) and maintain such Account(s) in accordance with the laws of New York State. Income, realized and unrealized gains and losses from the assets of the Separate Account(s) are credited to or charged against it without regard to our other income, gains or losses. Assets are placed in the Separate Account(s) to support this Certificate and other variable annuity contracts and certificates. Assets may be placed in the Separate Account(s) for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The Data Pages set forth the Separate Account(s). A Separate Account may be subdivided into Variable Investment Options.

The assets of a Separate Account are our property. The portion of such assets equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct. We may transfer assets of a Separate Account in excess of the reserves and other liabilities with respect to such Account to another Separate Account or to our general account.

We may, at our discretion, invest Separate Account assets in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including counsel in our employ) as to what investments we may make as law permits.

SECTION 2.02  SEPARATE ACCOUNT ACCUMULATION UNITS AND UNIT VALUES

The amount you have in a Variable Investment Option at any time is equal to the number of Accumulation Units you have in that Variable Investment Option multiplied by the Variable Investment Option's Accumulation Unit Value at that time. "Accumulation Unit" means a unit which is purchased in a Separate Account. "Accumulation Unit Value" means the dollar value of each Accumulation Unit in a Separate Account on a given date. (If Variable Investment Options apply as described in Section 2.01, then the terms of this Section 2.02 apply separately to each Variable Investment Option, unless otherwise stated.)

Amounts allocated or transferred to a Separate Account are used to purchase Accumulation Units of that Account. Units are redeemed when amounts are deducted, transferred or withdrawn.

The number of Accumulation Units you have in a Separate Account at any time is equal to the number of Accumulation Units purchased minus the number of Units redeemed in that Account up to that time. The number of Accumulation Units purchased or redeemed in a transaction is equal to the dollar amount of the transaction divided by the Account's Accumulation Unit Value for that Transaction Date.

We determine Accumulation Unit Values for each Separate Account for each Valuation Period. A "Valuation Period" is each Business Day together with any consecutive preceding non-business days. For example, for each Monday which is a Business Day, the preceding Saturday and Sunday will be included to equal a three-day Valuation Period.

Unless the following paragraph applies, the Accumulation Unit Value for a Separate Account for any Valuation Period is equal to the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the ratio of values "(i) " and "(ii) ". Value "(i) " is the value of the Separate Account at the close of business at the end of the current Valuation Period, before any amounts are allocated to or withdrawn from the Separate Account in that Period. Value "(ii)" is the value of the Separate Account at the close of business at the end of the preceding Valuation Period, after all allocations and withdrawals were made for that Period. For this purpose, "value of the Separate Account" means the market value or, where there is no readily available market, the fair value of the assets allocated to the Separate Account, as determined in accordance with our rules, accepted accounting practices, and applicable laws and regulations.

To the extent the Separate Account invests in Variable Investment Options, and the assets of the Variable Investment Options are invested in a class or series of shares of a specified trust or investment company, the Accumulation Unit Value of a Variable Investment Option for any Valuation Period is equal to the Accumulation Unit Value for that Fund on the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Fund for the current Valuation Period. The Net Investment Factor for a Valuation Period is (a) divided by (b) minus (c), where

          (a) is the value of the Variable Investment Option's shares of the related portfolio of the specified trust or investment company at the end of the Valuation Period (before taking into account any amounts allocated to or withdrawn from the Variable Investment Option for the Valuation Period and after deduction of investment advisory fees and direct operating expenses of the specified trust or investment company; for this purpose, we use the share value reported to us by the specified trust or investment company);

          (b) is the value of the Variable Investment Option's shares of the related portfolio of the specified trust or investment company at the end of the preceding Valuation Period (taking into account any amounts allocated or withdrawn for that Valuation Period);

          (c) is the daily Separate Account charges (see Section 9.04) for the expenses and risks of this Certificate, times the number of calendar days in the Valuation Period, plus any charge for taxes or amounts set aside as a reserve for taxes.

SECTION 2.03  AVAILABILITY OF VARIABLE INVESTMENT OPTIONS

Section 3.01 describes how Contributions are allocated among the Variable Investment Options under the Certificate based on your election. Your election is subject to the following:

     (a) If the Contributions are made pursuant to the terms of a Plan, then Variable Investment Options available may be subject to the terms of such Plan, as reported to us by the Owner.

     (b) The available Variable Investment Options on the Contract Date are shown in the Data Pages. We have the right to add Variable Investment Options and to limit the number of Variable Investment Options which you may elect.

The Data Pages list which Variable Investment Options are available as of the Contract Date.

SECTION 2.04  CHANGES WITH RESPECT TO SEPARATE ACCOUNT

In addition to the right reserved pursuant to subsection (b) of Section 2.03, we have the right, subject to compliance with applicable law, including approval of Certificate owners if required:

     (a) to add Variable Investment Options (or sub-funds of Variable Investment Options) to, or to remove Variable Investment Options (or sub-funds) from, the Separate Account, or to add other separate accounts;

     (b) to combine any two or more Variable Investment Options or sub-funds thereof;

     (c) to transfer the assets we determine to be the share of the class of contracts to which this Certificate belongs from any Variable Investment Option to another Variable Investment Option;

     (d) to operate the Separate Account or any Variable Investment Option as a management investment company under the Investment Company Act of 1940, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account;

     (e) to operate the Separate Account or any Variable Investment Option as a unit investment trust under the Investment Company Act of 1940;

     (f) to deregister the Separate Account under the Investment Company Act of 1940, provided that such action conforms with the requirements of applicable law;

     (g)  to restrict or eliminate any voting rights as to the Separate Account;

     (h) to cause one or more Variable Investment Options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of a Separate Account, you will be notified of such exercise, as required by law.

A Separate Account or Variable Investment Option which may be added by us as described above may be one with respect to which (i) there may be periods during which Contributions may be restricted pursuant to the maturity terms of such Account or Option, (ii) amounts therein may be automatically liquidated pursuant to the investment policy of the Account, and (iii) investments therein may mature. We will have the right to reallocate amounts arising from liquidation or maturity according to your allocation instructions then in effect unless you specify other instructions with respect to such amounts. If no such allocation instructions have been made, the reallocation will be made to a designated Variable Investment Option, or to the next established Account or Option of the same type as described in this paragraph, if applicable, as specified in the Data Pages.

                    PART III - CONTRIBUTIONS AND ALLOCATIONS


SECTION 3.01  CONTRIBUTIONS, ALLOCATIONS

You must allocate Contributions among the Variable Investment Options. You need not allocate Contributions to each Variable Investment Option available. You may change the allocation election at any time by sending us a request in a form we accept. Allocation percentages must be in whole numbers (no fractions) and must total 100%.

Each Contribution is allocated (after deduction of any charges that may apply) in accordance with the allocation election in effect on the Transaction Date. Contributions made to a Separate Account purchase Accumulation Units in that Account, using the Accumulation Unit Value for that Transaction Date.

SECTION 3.02  LIMITS ON CONTRIBUTIONS

We have the right not to accept any Contribution which is less than the amount shown in the Data Pages. The Data Pages indicate other minimum and maximum Contribution requirements which may apply. These Contribution requirements will not change after the Contract Date. We also have the right, upon advance notice to you, to discontinue acceptance of Contributions under the Contract with respect to all Owners or with respect to all Owners to whom the same type of Certificate applies.

              PART IV - TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS


SECTION 4.01  TRANSFER REQUESTS

You may request to transfer all or part of the amount held in a Variable Investment Option to one or more of the other Variable Investment Options. The request must be in a form we accept. All transfers will be made on the Transaction Date. Transfers are subject to the terms of Section 4.02 and to our rules in effect at the time of transfer. With respect to a Separate Account, the transfers will be made at the Accumulation Unit Value for that Transaction Date.

SECTION 4.02  TRANSFER RULES

The transfer rules which apply are described in the Data Pages. Transfer rules will not change after the Contract Date. A transfer request will not be accepted if it involves less than the minimum amount, if any, stated in the Data Pages (unless the Annuity Account Value is less than such amount).

                      PART V - WITHDRAWALS AND TERMINATION


SECTION 5.01  WITHDRAWALS

Unless otherwise stated in the Data Pages, you may request, pursuant to our procedures then in effect, a withdrawal from the Variable Investment Options before the Maturity Date and while you are alive. If you are a Non-natural Owner, you may make such request only while the Annuitant or Joint Annuitant is alive. The request must be in a form we accept.

On the Transaction Date, we will pay the amount of the withdrawal requested or, if less, the Cash Value. The amount to be paid plus any Withdrawal Charge which applies (see Section 9.01) will be withdrawn on a pro-rata basis from the amounts held for you in the Variable Investment Options, unless you elect otherwise and unless otherwise stated in the Data Pages.

We will not accept a withdrawal request that is less than the minimum amount, if any, stated in the Data Pages. Further conditions or restrictions apply as described below under [At Retirement Variable Annuity] Benefit.

SECTION 5.02  TERMINATION OF THE CERTIFICATE

Unless the conditions described in Section 6.02, "Effect of your Annuity Account Value Falling to Zero" apply, upon surrender of this Certificate, we will pay the Cash Value (not the Income Base) to the Owner and no further Guaranteed Annual Payments will be made. Your Certificate will also terminate on the issuance of a supplementary contract as described in Part VI, [At Retirement Variable Annuity] Benefit and Part VIII, Annuity Benefit. Your Certificate will terminate upon the Last Applicable Death as described in Part VII, subject to our obligation to pay any remaining death benefit, unless an election to continue the Certificate is made by an eligible Beneficiary. We will not be liable for any payments we make or actions we take in accordance with the Certificate before receiving notice of death.

               PART VI - [AT RETIREMENT VARIABLE ANNUITY] BENEFIT


SECTION 6.01 [AT RETIREMENT VARIABLE ANNUITY] BENEFIT

Under the [At Retirement Variable Annuity] Benefit, we guarantee that you will be eligible to receive payments while you are living, even if such payments cause the Annuity Account Value to fall to zero. Payments, for purposes of the [At Retirement Variable Annuity] Benefit, are your total withdrawals during each Contract Year up to the Guaranteed Annual Payment amount (as defined below). If the Owner named in the Data Pages is a Non-natural Owner, we guarantee such payments for the life of the Annuitant. If a Successor Owner is named in the Data Pages or if there are joint annuitants under a Certificate owned by a Non-natural Owner, we guarantee such payments during the lives of you and such Successor Owner or during the lives of the Annuitant and Joint Annuitant, respectively. The terms and conditions of the [ At Retirement Variable Annuity] Benefit are set forth below.

A Certificate with no Successor Owner or no Joint Annuitant named in the Data Pages is a Single Life Certificate. A Certificate with a Successor Owner or a Joint Annuitant named in the Data Pages is a Joint Life Certificate. You cannot add a Successor Owner or a Joint Annuitant to a Single Life Certificate.

SECTION 6.02  DEFINITIONS AND CONDITIONS

         INCOME BASE

         Your Income Base is equal to your initial Contribution and will increase or decrease, as follows: 1) your Income Base increases by the dollar amount of any subsequent Contribution, 2) your Income Base may be increased by any "Annual Step-Up" or "Deferral Bonus", and 3) your Income Base may be reduced by withdrawals that exceed your Guaranteed Annual Payment amount ("Excess Withdrawals") as described below. Examples of the impact on your Income Base of a Guaranteed Annual Payment and an Excess Withdrawal are shown in Exhibit A of this Certificate.

         GUARANTEED ANNUAL PAYMENT AMOUNT

         Your Guaranteed Annual Payment amount is equal to the Applicable Percentage of the Income Base. Your Guaranteed Annual Payment amount may increase or decrease, as follows: 1) your Guaranteed Annual Payment amount will increase to the Applicable Percentage of your Income Base that is increased by a subsequent contribution, 2) your Guaranteed Annual Payment amount will increase to the Applicable Percentage of your Income Base that is increased by an "Annual Step-Up" or "Deferral Bonus", and 3) your Guaranteed Annual Payment amount may be reduced by Excess Withdrawals as described below.

         The initial "Applicable Percentage" is based on your age at the time of the first withdrawal from the Certificate. In any Contract Year in which your Income Base is increased by an "Annual Step-Up" the "Applicable Percentage" may increase based on the age of the Owner as of the Contract Date Anniversary on which the Annual Step-Up occurs. For a Joint Life Certificate, the Applicable Percentage is based on your age or Successor Owner's age, whoever is younger. For a Single Life Certificate with a Non-natural Owner, the Applicable Percentage is based on the Annuitant's age. For a Joint Life Certificate with a Non-natural Owner, the Applicable Percentage is based on the younger

         Annuitant's age. The Applicable Percentages are shown in the Data Pages. To the extent so provided in the Data Pages, Guaranteed Annual Payments may be taken through an Automatic Payment Plan we offer. If you take less than the Guaranteed Annual Payment amount in any Contract Year, you may not add the remainder to your Guaranteed Annual Payment amount in any subsequent Contract Year.

         ANNUAL STEP-UP

         Your Income Base is recalculated on each Contract Date Anniversary to equal the greater of (i) the Annuity Account Value and (ii) the prior Income Base. An increase in the Income Base resulting from that calculation is an Annual Step-Up. If the Income Base is increased by such recalculation, your Guaranteed Annual Payment amount will be increased as of the next Contract Year following such Contract Date Anniversary to equal your Applicable Percentage times your new Income Base.

         We may increase the charge for this benefit up to the maximum charge shown in the Data Pages; however, we will apply the higher charge only if your Income Base increases due to an Annual Step-Up. The new charge will remain in effect for the duration of the benefit, subject to any further charge increase permitted by the above provisions. Any increase in the charge for this benefit will be communicated in writing to you at least [90 days] before the Contract Date Anniversary on which it would take effect. You may decline an Annual Step-Up that would cause a charge increase , by providing us a written request to decline such Annual Step-Up. Thereafter, you may provide us a written request to reactivate Annual Step-Ups and accept the higher charge. Once you have done so, the Annual Step-Up will occur on any future Contract Date Anniversary after such election when the Annuity Account Value is higher than the Income Base, as described above. The Annual Step-Up will not be applied on a retroactive basis.

         If on the Contract Date Anniversary your Income Base would be eligible for both an Annual Step-Up and a Deferral Bonus, only one of them will be applied, as described below under "Deferral Bonus".

         DEFERRAL BONUS

         During the first ten Contract Years, for each year in which you have not taken a withdrawal, we will increase your Income Base on your Contract Date Anniversary by an amount equal to [5%] of your total Contributions, excluding Contributions made in the immediately preceding prior [twelve months], with no change in the charge for this benefit. Each such adjustment is a Deferral Bonus. For the first Contract Year, Contributions received in the first [90 days] will be used to determine the Deferral Bonus. If your Income Base has been increased because of an Annual Step-Up or decreased because of an Excess Withdrawal, the Deferral Bonus will instead be [5%] of the sum of the adjusted Income Base plus any Contributions received after the Income Base adjustment excluding Contributions made during the [twelve months] preceding the Contract Date Anniversary on which the Deferral Bonus is to be applied.

         For any Contract Year in which you are eligible for the Deferral Bonus, on the Contract Date Anniversary in that year we will compare (i) the sum of the Deferral Bonus and the current Income Base, which, for purposes of this paragraph, is called the "Deferral Bonus Income Base" to (ii) the Annuity Account Value. If the Deferral Bonus Income Base is greater than the Annuity Account Value, the Deferral Bonus Income Base amount will become the new Income Base and there is no further Annual Step-Up on that Contract Date Anniversary. If the Deferral Bonus Income Base amount is less than or equal to the Annuity Account Value, then the Income Base will be increased to the Annuity

         Account Value then the Annual Step-Up will apply and the Deferral Bonus will not apply. The application of a Deferral Bonus will not cause a charge increase as described above in the section entitled "Annual Step-Up."

         EXCESS WITHDRAWAL

         An Excess Withdrawal is caused when you withdraw more than your Guaranteed Annual Payment amount in any Contract Year. Once a withdrawal causes cumulative withdrawals in a Contract Year to exceed your Guaranteed Annual Payment amount, the entire amount of that withdrawal and all subsequent withdrawals in that Contract Year are considered Excess Withdrawals.

         If you make an Excess Withdrawal, we recalculate your Income Base and the Guaranteed Annual Payment amount, as follows: 1) The Income Base is reset as of the date of the Excess Withdrawal to equal the lesser of
         (i) the Income Base immediately prior to the Excess Withdrawal and (ii) the Annuity Account Value immediately following the Excess Withdrawal.
         2) The Guaranteed Annual Payment amount is recalculated to equal the Applicable Percentage multiplied by the reset Income Base.

         An Excess Withdrawal that reduces your Annuity Account Value to zero terminates the Certificate, including all benefits, without value.

         EFFECT OF YOUR ANNUITY ACCOUNT VALUE FALLING TO ZERO

         If either of the following happens while you are living and this Certificate is in effect: (i) you make a withdrawal for an amount that that is equal to or exceeds the Annuity Account Value but is not an Excess Withdrawal, or (ii) the Annuity Account Value falls to zero by the deduction of a Contract charge, you will receive Guaranteed Annual Payments subject to the following terms and conditions: The date of any such event is the benefit transaction date for purposes of this subsection. Guaranteed Annual Payments will begin on the next Contract Date Anniversary following the benefit transaction date and continue on each subsequent Contract Date Anniversary for the full amount, while you or the Successor Owner, if applicable, is living. For Certificates with Non-natural Owners, Guaranteed Annual Payments will continue while the Annuitant or the Joint Annuitant, if applicable, is living. If, on the benefit transaction date, you were taking payments through an Automatic Payment Plan, the frequency of payments after the benefit termination date is described in the Data Pages. If you were not taking payments through an Automatic Payment Plan, then any remaining balance of the Guaranteed Annual Payment for the Contract Year in which your Annuity Account Value was reduced to zero will be paid to you in a lump sum on the benefit transaction date and Guaranteed Annual Payments will continue to be made for the full amount thereafter on an annual basis. As of the benefit transaction date, your Certificate will be cancelled and a supplementary life annuity contract setting forth your continuing benefit will be issued to you, as further described below.

         When the supplementary life annuity contract is issued, the Owner of record under this Certificate on the benefit transaction date will be the Owner under the supplementary life annuity contract. The Owner will also become the Annuitant under the supplementary life annuity contract. Any Successor Owner under this Certificate will become the Joint Annuitant under the supplementary contract. If this Certificate is owned by a non-natural Owner, the Annuitant and Joint Annuitant, if applicable, remain the same under the supplementary life annuity contract.

         If you had any remaining Death Benefit as described in Section 7.02 on the benefit transaction date, your Death Benefit will continue under the supplementary life annuity contract. The amount of any such Death Benefit will be reduced by any payments we make. The Beneficiary under this Certificate will be the Beneficiary under the supplementary life annuity contract subject to your right to change the beneficiary under the supplementary contract.

SECTION 6.03  CERTAIN CHANGES UNDER JOINT LIFE CERTIFICATES

         CHANGE OF SUCCESSOR OWNER OR JOINT ANNUITANT

         Before any payment or other withdrawal has been made under this Certificate, (i) you may change any Successor Owner named in the Data Pages to your current spouse, or (ii) the Joint Annuitant named in the Data Pages may be changed to the Annuitant's current spouse. Any such change must be made in writing in a form we accept. The change will take effect as of the date you sign it, but, we will not be liable as to any payments we make or actions we take before we receive such change.

         After a payment or other withdrawal has been made under this Certificate, the Successor Owner or Joint Annuitant cannot be changed.

         CONVERSION TO A SINGLE LIFE CERTIFICATE

               (i) Before any payment or other withdrawal has been made under this Certificate, you may terminate the Successor Owner provisions of this Certificate by written notice satisfactory to us. Under a Certificate with a Non-natural Owner, the Joint Annuitant provisions of this Certificate may be terminated by written notice satisfactory to us. Effective on the Transaction Date we receive the notice, the [At Retirement Variable Annuity] Benefit guarantee will apply solely with respect to your life, or if you are a Non-natural Owner, to the Annuitant's life, and we will adjust the [At Retirement Variable Annuity] Benefit charge shown in the Data Pages prospectively to the single life charge for Certificates of the same class as yours. The Applicable Percentage described in Section 6.02 will be based on your age, or, if you are a Non-natural Owner, the Annuitant's age. Once the Successor Owner or Joint Annuitant provisions have been terminated, a new Successor Owner or Joint Annuitant may not be named.

                    If you or the Successor Owner, if applicable, dies, or in the case of a Non-natural Owner, either of the Joint Annuitants dies before any payment or other withdrawal has been made under this Certificate, the Applicable Percentage described in Section 6.02 will be based on the survivor's age. Effective on the Transaction Date we receive notice of such death, the [At Retirement Variable Annuity] Benefit guarantee will apply solely with respect to the survivor's life, and we will adjust the [At Retirement Variable Annuity] Benefit charge shown in the Data Pages prospectively to the single life charge for Certificates of the same class as yours. Once such a death occurs, a new Owner or Joint Annuitant may not be named.

               (ii) After a payment or other withdrawal has been made under this
                    Certificate, you may terminate the Successor Owner provisions, or if you are a Non-natural Owner, the Joint Annuitant provisions of this Certificate. Effective on the Transaction Date we receive the notice, the [At Retirement Variable Annuity] Benefit guarantee will apply solely with respect to your life, or, if the Certificate is owned by a Non-natural Owner, the Annuitant's life; however, we will not reduce the charge for the benefit shown in the Data Pages. Once the Successor Owner or Joint Annuitant provisions have been terminated, a new Successor Owner or Joint Annuitant may not be named.

                    If you or the Successor Owner, if applicable, dies, or in the case of a Non-natural Owner, either of the Joint Annuitants dies after a payment or other withdrawal has been made under this Certificate, effective on the Transaction Date we receive notice of such death, the [At Retirement Variable Annuity] Benefit guarantee will apply solely with respect to the survivor's life. Once such a death occurs, a new Owner or Joint Annuitant may not be named.

         CERTIFICATES SPLIT BY COURT ORDER

         If required under an applicable court order relating to a divorce, we will split the Certificate as near as is practicable in accordance with the Order, and in order to effect the split, we will replace the Certificate with two single-life Certificates.

               (i) If the split of the Certificate occurs before any payment or other withdrawal has been made under the Certificate, the [At Retirement Variable Annuity] Benefit charge under each respective new Certificate will be lowered prospectively to the single life charge, and the Applicable Percentage for Guaranteed Annual Payments will be based on each respective individual's age at first payment or other withdrawal and any subsequent Annual Step-Up.

               (ii) If the split of the Certificate occurs after any payment or other withdrawal has been made under your original Certificate, the [At Retirement Variable Annuity] Benefit charge will remain a joint life charge for each Certificate resulting from the original Certificate split and the Applicable Percentage that was in effect at the time of the split may increase at the time an Annual Step-Up occurs based on each respective individual's age under their respective new Certificate.

SECTION 6.04  TERMINATION OF THE [AT RETIREMENT VARIABLE ANNUITY] BENEFIT

This benefit may not be voluntarily terminated. However, the [At Retirement Variable Annuity] Benefit will terminate if: (i) the Certificate terminates,
(ii) an Excess Withdrawal reduces your Annuity Account Value to zero, (iii) except as provided in the next sentence, you change the Owner of the Certificate, or (iv) termination is required under the terms and conditions of an endorsement attached hereto. However, for a Certificate owned by a Non-Natural Owner, if the Owner is changed to an individual, this benefit will not terminate and will continue to be determined by the Annuitant, or Joint Annuitant as applicable at the time of ownership change.

Upon the termination of the [At Retirement Variable Annuity] Benefit, the charge for the Benefit, as shown in the Data Pages, ends.

                          PART VII - PAYMENT UPON DEATH


SECTION 7.01  BENEFICIARY

You give us the name of the beneficiary who is to receive any death benefit payable upon the "Last Applicable Death" under this Certificate ("Beneficiary").

         "Last Applicable Death" means:

         For a Single Life Certificate where the Owner is an individual, the Last Applicable Death is the death of the Owner. For a Non-Natural Owner Single Life Certificate, the Last Applicable Death is the death of the Annuitant.

         For a Joint Life Certificate where the Owner is an individual, the Last Applicable Death is the death of the second to die of the Owner and the Successor Owner, provided that the Owner and Successor Owner remain married at the time of the first death. For a Non-Natural Owner Joint Life Certificate, the Last Applicable Death is the death of the second to die of the Annuitant and Joint Annuitant, provided that the Annuitant and Joint Annuitant were married at the time of the first death.

         For a Joint Life Certificate where the Owner and Successor Owner, or Annuitant and Joint Annuitant, whichever is applicable, are not married at the time of the first death, the Payment Upon Death Rules described in the applicable Endorsement apply.

You may change the Beneficiary from time to time during your lifetime and while coverage under the Certificate is in force. Any such change must be made in writing in a form we accept. A change will, upon receipt at the Processing Office, take effect as of the date the written form is executed, whether or not you are living on the date of receipt. We will not be liable as to any payments we make or actions we take before we receive any such change.

You may name one or more persons to be primary Beneficiary upon the Last Applicable Death and one or more other persons to be successor Beneficiary if the primary Beneficiary dies before the Owner. Unless you direct otherwise, if you have named two or more persons as Beneficiary, the Beneficiary will be the named person or persons who survive you and payments will be made to such persons in equal shares or to the survivor.

Any part of a death benefit payable as described in Section 7.02 for which there is no named Beneficiary living at your death will be payable in a single sum to the Owner's surviving spouse, if any; if there is no surviving spouse, then to the surviving children in equal shares; if there are no surviving children, then to the Owner's estate. Under Contracts owned by Non-natural Owners for which there is no named Beneficiary living at the Annuitant's death, the death benefit will be payable in a single sum to the Annuitant's surviving spouse, if any; if there is no surviving spouse, then to the Annuitant's surviving children in equal shares; if there are no surviving children, then to the Annuitant's estate.

Any naming of a Beneficiary is subject to the terms of the Plan, if one applies, including any terms requiring spousal consent.

SECTION 7.02  PAYMENT UPON DEATH

Upon the Last Applicable Death before the Annuity Account Value falls to zero and before an Annuity Benefit is elected under Section 8.01, we will pay a death benefit to the Beneficiary in accordance with Section 7.03 and subject to the conditions set forth in the tables below and any applicable endorsement. The death benefit will not be less than the amount required by the state where the Certificate was delivered.

Upon the Last Applicable Death while payments are being made under the [At Retirement Variable Annuity] Benefit after the Annuity Account Value falls to zero and while there is a remaining death benefit, we will pay a death benefit to the Beneficiary in a single sum.

The Death Benefit is equal to the Annuity Account Value, or if greater, the Guaranteed Minimum Death Benefit.

[On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. The Guaranteed Minimum Death Benefit is increased by subsequent Contributions and reduced dollar for dollar by (i) withdrawals that are not Excess Withdrawals and (ii) payments which are made after the Annuity Account Value falls to zero. A withdrawal that is an Excess Withdrawal reduces your Guaranteed Minimum Death Benefit on a pro-rata basis. Reduction on a pro-rata basis means we calculate the percentage of your Annuity Account Value that is withdrawn and reduce your death benefit by the same percentage.]

Payment of a Death Benefit will be made upon our receipt of the following "Beneficiary Requirements":

(i)   a properly completed written request;

(ii) due proof of death (as evidenced by a certified copy of the death certificate);

(iii) proof satisfactory to us that the person claiming the Death Benefit is the person entitled to receive it;

(iv)  tax information required by the Code; and (v) any other forms we require.

When a Death Benefit becomes payable under certain circumstances described in an Endorsement, an election may be made to instead continue the Certificate under Spousal Continuation or our Beneficiary Continuation Option ("BCO"). The applicability of Spousal Continuation and BCO is described in the following charts, subject to all terms and conditions of the applicable Endorsement. These charts also describe the succession of Successor Owner and Joint Annuitant under Joint Life Certificates.

IF DEATH OCCURS BEFORE THE ANNUITY ACCOUNT VALUE FALLS TO ZERO AND BEFORE AN ANNUITY BENEFIT IS ELECTED:

   ----------------------------------------------------------------------------------------------------------------------------
                                          EFFECT OF DEATH ON A SINGLE LIFE CERTIFICATE:
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   IF THE DECEASED IS      AND               AND                         THEN
   THE
   ----------------------- ----------------- --------------------------- ------------------------------------------------------
   1.       Owner          Is also the       The Beneficiary is the      [At Retirement Variable Annuity] Benefit ends and
                           Annuitant         surviving spouse            Death Benefit is payable; Spouse may elect Spousal
                                                                         Continuation or BCO without the [At Retirement
                                                                         Variable Annuity] Benefit.
   ----------------------- ----------------- --------------------------- ------------------------------------------------------
   2.       Owner          Is also the       The Beneficiary is not      [At Retirement Variable Annuity] Benefit ends and
                           Annuitant         the surviving spouse        Death Benefit is payable; the beneficiary may elect
                                                                         BCO without the [At Retirement Variable Annuity]
                                                                         Benefit.
   ----------------------- ----------------- --------------------------- ------------------------------------------------------
   3.       Owner          Annuitant is      Beneficiary is spouse       [At Retirement Variable Annuity] Benefit ends and
                           living                                        Death Benefit is payable; the beneficiary may elect
                                                                         Spousal Continuation or BCO without the [At
                                                                         Retirement Variable Annuity] Benefit.
   ----------------------- ----------------- --------------------------- ------------------------------------------------------
   4.       Owner          Annuitant is      Beneficiary is non-spouse   [At Retirement Variable Annuity] Benefit ends and
                           living                                        Death Benefit is payable; the beneficiary may elect
                                                                         BCO without the [At Retirement Variable Annuity]
                                                                         Benefit.
   ----------------------- ----------------- --------------------------- ------------------------------------------------------
   5.       Annuitant      The Owner is                                  The Owner becomes the new Annuitant and the
                           living                                        Certificate and [At Retirement Variable Annuity]
                                                                         Benefit continue.  Death Benefit is not payable
                                                                         until the death of the Owner.
   ----------------------- ----------------- --------------------------- ------------------------------------------------------
   6.       Annuitant      Owner is          Beneficiary is the spouse   [At Retirement Variable Annuity] Benefit ends and
                           non-natural       of the annuitant            Death Benefit is payable; Spouse may elect to become
                                                                         the new Annuitant or may elect BCO and continue the
                                                                         Certificate without the [At Retirement Variable
                                                                         Annuity] Benefit.
   ----------------------- ----------------- --------------------------- ------------------------------------------------------
   7.       Annuitant      Owner is          Beneficiary is not the      [At Retirement Variable Annuity] Benefit ends and
                           non-natural       spouse of the annuitant     Death Benefit is payable; beneficiary may elect BCO
                                                                         without the [At Retirement Variable Annuity] Benefit.
   ----------------------- ----------------- --------------------------- ------------------------------------------------------

   ----------------------------------------------------------------------------------------------------------------------------
                                          EFFECT OF DEATH ON A JOINT LIFE CERTIFICATE:
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   IF THE DECEASED IS    AND                     AND                      THEN
   THE
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   1.   Owner            Is also the annuitant   The Successor Owner is   The Successor Owner becomes the sole Owner and the
                                                 living                   new Annuitant.  The Certificate and [At Retirement
                                                                          Variable Annuity] Benefit continue.  Death Benefit
                                                                          is not payable until the death of the Successor
                                                                          Owner.
                                                                          o    If a withdrawal has already been taken,
                                                                               the Certificate continues with the Joint Life
                                                                               charge and with payments over the Successor
                                                                               Owner's life only.
                                                                          o    If no withdrawals have been taken, the
                                                                               Applicable Percentage will be based on the age
                                                                               of the Successor Owner at the time of the
                                                                               first withdrawal. Charges will be reduced to a
                                                                               Single Life charge prospectively.
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   2.   Owner            The Annuitant is        The Successor Owner is   The Successor Owner becomes the sole Owner.  The
                         living                  also living              Certificate and [At Retirement Variable Annuity]
                                                                          Benefit continue.  Death Benefit is not payable
                                                                          until the death of the Successor Owner.
                                                                          o    If a withdrawal has already been taken,
                                                                               the Certificate continues with the Joint Life
                                                                               charge and with payments over the Successor
                                                                               Owner's life only.
                                                                          o    If no withdrawals have been taken, the
                                                                               Applicable Percentage will be based on the age
                                                                               of the Successor Owner at the time of the
                                                                               first withdrawal.  Charges will be reduced to
                                                                               a Single Life charge prospectively.
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   3.   Owner            The Successor Owner     The Annuitant is living  The [At Retirement Variable Annuity] Benefit ends
                         is also dead                                     and Death Benefit is payable; the Beneficiary may
                                                                          elect BCO without the [At Retirement Variable
                                                                          Annuity] Benefit.
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   4.   Successor        The Owner is living     The Annuitant is living  o    The [At Retirement Variable Annuity]
        Owner                                                                  Benefit continues.
                                                                          o    If a withdrawal has already been taken,
                                                                               the Certificate continues with the Joint Life
                                                                               charge and with payments over the Owner's life
                                                                               only.
                                                                          o    If no withdrawals have been taken:
                                                                               >>       The owner may name a new spouse as
                                                                                        Successor Owner; Applicable Percentage
                                                                                        will be based on the age of the younger
                                                                                        spouse at the time of the first withdrawal.
                                                                               >>       The Owner may also choose to continue the
                                                                                        Certificate as a Single Life.  The
                                                                                        Applicable Percentage will be based on the
                                                                                        age of the Owner at the time of the first
                                                                                        withdrawal.  Charges will be reduced to a
                                                                                        Single Life charge
   ----------------------------------------------------------------------------------------------------------------------------

   ----------------------------------------------------------------------------------------------------------------------------
                                          EFFECT OF DEATH ON A JOINT LIFE CERTIFICATE:
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   IF THE DECEASED IS    AND                     AND                      THEN
   THE
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
                                                                                        prospectively.


   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   5.   Annuitant        Owner is living         Successor Owner is       The [At Retirement Variable Annuity] Benefit
                                                 also living              continues.  The Owner becomes the new Annuitant and
                                                                          the Certificate and [At Retirement Variable
                                                                          Annuity] Benefit continue.  The Death Benefit is
                                                                          not paid until the death of both the Owner and the
                                                                          Successor Owner.
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   6.   Annuitant        Owner also dies         Successor Owner is       The Successor Owner becomes the sole Owner and  the
                                                 living                   new Annuitant.  The Certificate and [At Retirement
                                                                          Variable Annuity] Benefit continue.  The Death
                                                                          Benefit is not payable until the death of the
                                                                          Successor Owner.
                                                                          o    If a withdrawal has already been taken,
                                                                               the Certificate continues with the Joint Life
                                                                               charge and with payments over the Successor
                                                                               Owner's life only.
                                                                          o    If no withdrawals have been taken, the
                                                                               Applicable Percentage will be based on age of
                                                                               the Successor Owner at the time of the first
                                                                               withdrawal.  Charges will be reduced to a
                                                                               Single Life charge prospectively.
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   7.   Annuitant        Owner is non-natural    Joint Annuitant is       The [At Retirement Variable Annuity] Benefit
                                                 living                   continues.  The Joint Annuitant becomes the sole
                                                                          Annuitant and Certificate continues.  The Death
                                                                          Benefit is not paid until the death of the second
                                                                          Annuitant.
                                                                          o    If a withdrawal has already been taken,
                                                                               the Certificate continues with the Joint Life
                                                                               charge and with payments over the remaining
                                                                               Joint Annuitant's life only.
                                                                          o    If no withdrawals have been taken, the
                                                                               Applicable Percentage will be based on the age
                                                                               of the remaining Joint Annuitant at the time
                                                                               of the first withdrawal.  Charges will be
                                                                               reduced to a Single Life charge prospectively.
   ----------------------------------------------------------------------------------------------------------------------------

   ----------------------------------------------------------------------------------------------------------------------------
                                          EFFECT OF DEATH ON A JOINT LIFE CERTIFICATE:
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   IF THE DECEASED IS    AND                     AND                      THEN
   THE
   --------------------- ----------------------- ------------------------ -----------------------------------------------------
   8.   Both joint       Owner is non-natural                             The [At Retirement Variable Annuity] Benefit ends
        Annuitants                                                        and Death Benefit is payable; the Beneficiary may
                                                                          elect BCO without the [At Retirement Variable
                                                                          Annuity] Benefit.
   ----------------------------------------------------------------------------------------------------------------------------

IF DEATH OCCURS WHILE THE [AT RETIREMENT VARIABLE ANNUITY] BENEFIT IS BEING PAID AFTER THE ANNUITY ACCOUNT VALUE FALLS TO ZERO:

   -----------------------------------------------------------------------------------------------------------------------------
                              EFFECT OF DEATH ON A SINGLE LIFE SUPPLEMENTARY LIFE ANNUITY CONTRACT:
   --------------------- ----------------------- ------------------------ ------------------------------------------------------
   IF THE DECEASED IS    AND                     THEN
   THE
   --------------------- ----------------------- ------------------------ ------------------------------------------------------
   1.   Owner/Annuitant                          Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Certificate ends.
   --------------------- ----------------------- ------------------------ ------------------------------------------------------
   2.   Annuitant        Owner is non-natural    Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Certificate ends.
   -----------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------------
                               Effect of Death on a Joint Life Supplementary Life Annuity Contract:
   -------------------------- -------------------------- ------------------------ -----------------------------------------------
   IF THE DECEASED IS         AND                        THEN
   THE
   -------------------------- -------------------------- ------------------------ -----------------------------------------------
   1.   Owner/Annuitant       The Joint Annuitant is     o    The Joint Annuitant becomes the sole Owner.  Payments
                              living                          continue to the Joint Annuitant until his/her death.
                                                         o    If the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the
                                                              Certificate ends.
   -------------------------- -------------------------- ------------------------------------------------------------------------
   2.   Joint Annuitant       The Owner/Annuitant is     o    Certificate continues with payments made to the
                              living                          Owner/Annuitant.
                                                         o    If the Owner/Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the
                                                              Certificate ends.
   -------------------------- -------------------------- ------------------------------------------------------------------------
   3.   Owner/Annuitant       The Joint Annuitant also   o    Any remaining Death Benefit will be paid to the Beneficiary
                              dies                            in a single sum and the Certificate ends.
   -------------------------- -------------------------- ------------------------------------------------------------------------
   4.   Annuitant             Owner is non-natural and   o    The Joint Annuitant becomes the sole Annuitant and payments
                              the Joint Annuitant is          continue to the Non-natural Owner until the surviving Joint
                              living                          Annuitant's death.
                                                         o    If the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the
                                                              Certificate ends
   -------------------------- -------------------------- ------------------------------------------------------------------------
   5.   Both Joint            Owner is non-natural       o    Any remaining Death Benefit will be paid to the beneficiary
        Annuitants                                            in a single sum and the Certificate ends.
   -------------------------- -------------------------- ------------------------------------------------------------------------
   6.   Owner/Annuitant       The Joint Annuitant is     o    The Beneficiary becomes the Owner of the Certificate for
        (Under a              living                          purposes of receiving payments.  Payments the deceased had been
        Certificate split                                     receiving will now be made to the Beneficiary until the death of
        after divorce)                                        the Joint Annuitant.
                                                         o    When the Joint Annuitant then dies, any remaining Death
                                                              Benefit will be paid to the Beneficiary in a single sum and the
                                                              Certificate ends.
   -------------------------- -------------------------- ------------------------------------------------------------------------
   7.   Joint Annuitant       Owner/Annuitant is         o    Certificate continues with payments made to the
        (Under a              living                          Owner/Annuitant.
        Certificate split                                o    When the Owner/Annuitant then dies, any remaining Death
        after divorce)                                        Benefit will be paid to the Beneficiary in a single sum and the
                                                              Certificate ends.

   ------------------------------------------------------------------------------------------------------------------------------

IF YOU HAVE ELECTED AN ANNUITY BENEFIT UNDER PART VIII AND THE ANNUITANT UNDER THAT BENEFIT DIES, THE TERMS AND CONDITIONS OF THE APPLICABLE BENEFIT APPLY.

 SECTION 7.03 MANNER OF PAYMENT

If you so elect in writing, any amount that would otherwise be payable to a Beneficiary in a single sum may be applied to provide an Annuity Benefit in Part VIII, on the form of annuity elected by you, subject to the terms of this Certificate and any applicable endorsement and our rules then in effect. If, at the Last Applicable Death, as defined in Section 7.01, there is no election in effect, the Beneficiary may make such an election. In the absence of any election by either you or the Beneficiary, we will pay the Death Benefit in a single sum.

                           PART VIII ANNUITY BENEFITS


SECTION 8.01  ELECTION OF ANNUITY BENEFITS

As of the Maturity Date, provided the Annuitant is then living, the Annuity Account Value will be applied to provide the Normal Form of Annuity Benefit (described below). However, you may instead elect (i) to have the Cash Value paid in a single sum, (ii) to apply an amount pursuant to the first paragraph of
Section 8.05, to provide an Annuity Benefit of any form offered by us or one of our subsidiary life insurance companies, or (iii) to apply the Cash Value to provide any other form of benefit payment we offer, subject to our rules then in effect and applicable laws and regulations. At the time an Annuity Benefit is purchased, we will issue a supplementary contract which reflects the Annuity Benefit terms.

We will provide notice and election forms to you not more than six months before the Maturity Date.

We have the right to require you to furnish any information we need to provide an Annuity Benefit. We will be fully protected in relying on such information and need not inquire as to its accuracy or completeness.

SECTION 8.02 COMMENCEMENT OF ANNUITY BENEFITS

Before the Maturity Date, you may elect to change such Date to any date after your election is filed (other than the 29th, 30th, or 31st of any month). You must do this in writing. The change will not take effect until your written election is received and accepted by us at our Processing Office.

However, no Maturity Date will be later than the first day of the month which follows the date the Annuitant attains the "maximum maturity age" or, if later, the tenth anniversary of the Contract Date. The current "maximum maturity date" is shown in the Data Pages, but may be changed by us in conformance with applicable law. The Maturity Date may not be earlier than thirteen months following the Contract Date.

SECTION 8.03  ANNUITY BENEFIT

Annuity benefits provide monthly payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Fixed annuity payments are guaranteed by us and will be based on either the Table of Guaranteed Annuity Payments or on our then current annuity rates, whichever is more favorable for the Annuitant.

Payments under an Annuity Benefit will be made monthly. For fixed payments, you may elect instead to have the Annuity Benefit paid at other intervals, such as every three months, six months, or twelve months, instead of monthly, subject to our rules at the time of your election or as otherwise stated in the Data pages or any endorsement hereto. This election may be made at the time the Annuity Benefit form as described in Section 8.01 is elected. In that event, all references in this Certificate to monthly payments will, with respect to the fixed Annuity Benefit to which the election applies, be deemed to mean payments at the frequency elected.

Such benefit at the time of commencement will not be less than that which would be provided by the application of an amount to purchase any single consideration immediate annuity contract offered by us at the time to the same class of annuitants. The amount applied to provide a life contingent annuity payout option will be the Annuity Value. For any other benefit payment option we make available, the amount applied will be the greater of the Cash Value or 95% of what the Cash Value would be if there were no withdrawal charge.

SECTION 8.04 ANNUITY BENEFIT FORMS

The "Normal Form" of Annuity Benefit is an Annuity Benefit payable on the Life-Period Certain Annuity Form described below, unless another Form is to apply pursuant to the terms of the Plan, if applicable, the requirements of the Employee Retirement Income Security Act of 1974 (ERISA), as amended, or any other law that applies. The Data Pages will state the Normal Form which applies. We may offer other annuity forms as available from us or from one of our affiliated or subsidiary life insurance companies. Such a form may, for example, include the Joint and Survivor Life Annuity Form which provides monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage, as elected, of the monthly amount that was paid while both were living.

The Life-Period Certain Annuity is an annuity payable during the lifetime of the person upon whose life the payments depend, but with 10 years of payments guaranteed (10 years certain period). That is, if the original payee dies before the certain period has ended, payments will continue to the beneficiary named to receive such payments for the balance of the certain period.

SECTION 8.05 AMOUNT OF ANNUITY BENEFITS

If you elect pursuant to Section 8.01 to have an Annuity Benefit paid in lieu of the Cash Value, the Annuity Benefit will not be less than the Annuity Benefit that would be provided by the application of an amount to purchase any single consideration immediate annuity offered by us at the time of election to the same class of annuitants. Such amount applied, unless otherwise required by applicable laws or regulations, will be the greater of the Cash Value or 95% of what the Cash Value would be if there were no withdrawal charge applied; however, the periodic payment so provided will never be less than that resulting from the Annuity Account Value applied to the Table of Guaranteed Annuity Payments.

The amount applied to provide the Annuity Benefit may be reduced by a charge for any taxes which apply on annuity purchase payments. If we have previously deducted charges for taxes from Contributions, we will not again deduct charges for the same taxes before an Annuity Benefit is provided. The balance will be used to purchase the Annuity Benefit as described above.

SECTION 8.06 CONDITIONS

We may require proof acceptable to us that the person on whose life a benefit payment is based is alive when each payment is due. We will require proof of the age of any such person on whose life an Annuity Benefit is based.

If a benefit was based on information that is later found not to be correct, such benefit will be adjusted on the basis of the correct information. The adjustment will be made in the number or amount of the benefit payments, or any amount used to provide the benefit, or any combination. Overpayments by us will be charged against future payments. Underpayments will be added to future payments. Our liability is limited to the correct information and the actual amounts used to provide the benefits. With respect to any statements, other than those relating to age, sex, and identity, required as a condition of issuing this Certificate, the Certificate shall be incontestable from the Contract Date during the lifetime of the person or persons as to whom such are required.

If the age (or sex, if applicable as stated in the Tables of Guaranteed Annuity Payments) of any person upon whose life an Annuity Benefit depends has been misstated, any benefits will be those which would have been purchased at the correct age (or sex). Any overpayments or underpayments made by us will be charged or credited with interest at (a) the rate shown in the Data Pages or (b) the then current Guaranteed Interest Rate; we will choose which rate will apply on a uniform basis for like Certificates. Such interest will be deducted from or added to future payments.

If the amount to be applied hereunder is less than the minimum amount stated in the Data Pages, we may pay the Annuity Account Value to the payee in a lump sum instead of applying it under the annuity form elected.

SECTION 8.07  CHANGES

We have the right, upon advance notice to you, to change at any time after the fifth anniversary of the Contract Date and at intervals of not less than five years, the actuarial basis used in the Tables of Guaranteed Annuity Payments. However, no such change will apply to (a) any Annuity Benefit provided before the change or (b) Contributions made before such change which are applied to provide an Annuity Benefit.

                                PART IX - CHARGES


SECTION 9.01 WITHDRAWAL CHARGES

The amount of the Withdrawal Charge is stated in the Data Pages.

If specified in the Data Pages, a "Free Withdrawal Amount" will apply as follows:

      "Free Withdrawal Amount" means an amount equal to that stated in the Data Pages, of the Annuity Account Value, minus the total of all prior withdrawals (and associated Withdrawal Charges) made as described in
      Section 5.01 in the current Contract Year.

      If the amount of a withdrawal made under Parts V and VI are more than the Free Withdrawal Amount (defined above), we will (a) first withdraw from the Variable Investment Options, on the basis described in Section 5.01, an amount equal to the Free Withdrawal Amount, and (b) then withdraw from the Variable Investment Options an amount equal to the excess of the amount requested over the Free Withdrawal Amount, plus a Withdrawal Charge if one applies.

      Any withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made. For purposes of this Section, amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of any Contributions.

In addition, the Owner's years of participation under the Prior Contract, or years since contributions were made under the Prior Contract, if applicable, will be included for purposes of determining the Withdrawal Charge, if so specified in the Data Pages in accordance with our rules then in effect.

If specified in the Data Pages we have the right to reduce or waive the Withdrawal Charge upon such events as stated in the Data Pages. Moreover, the Withdrawal Charge will be reduced if needed in order to comply with any applicable state or federal law.

SECTION 9.02  ADMINISTRATIVE AND OTHER CHARGES DEDUCTED FROM ANNUITY ACCOUNT
VALUE

As of each Processing Date, we will deduct the Charges shown in the Data Pages.

If specified in the Data Pages, the Charges will be deducted in full or prorated for the Contract Year, or portion thereof, in which the Contract Date occurs or in which the Annuity Account Value is withdrawn or applied to provide an Annuity Benefit or death benefit. If so, the Charges will be deducted when withdrawn or so applied.

The amount of any such Charge will in no event exceed any maximum amount shown in the Data Pages, subject to any maximum amount permitted under any applicable law.

We have the right to change the amount of the Charges with respect to future Contributions. We will give you advance notice of any such change.

SECTION 9.03  TRANSFER CHARGES

We have the right to impose a charge with respect to any transfer among Variable Investment Options after the number of free transfers, shown in the Data Pages. The amount of such charge will be set forth in a notice from us to you and will in no event exceed any maximum amount stated in the Data Pages.

SECTION 9.04  DAILY SEPARATE ACCOUNT CHARGE

Assets of the Variable Investment Options will be subject to a daily asset charge. This daily asset charge is for mortality risk, expenses and expense risk that we assume, as well as for financial accounting and death benefits if specified in the Data Pages. The charge will be made pursuant to item (c) of "Net Investment Factor" as defined in Section 2.02. Such charge will be applied after any deductions to provide for taxes. It will be at a rate not to exceed the maximum annual rate stated in the Data Pages. We have the right to charge less on a current basis; the actual charge to apply, for at least the first Contract Year, is also stated in the Data Pages.

SECTION 9.05 CHANGES

In addition to our right to reduce or waive charges as described in this Part IX, we have the right, upon advance notice to you, to increase the amount of any current charge, other than the Withdrawal Charges, stated in the Data Pages, subject to (a) any maximum amount provided in this Part IX or the Data Pages and
(b) with respect to Administrative or Other Charges deducted from the Annuity Account Value, the application of any increase only to Contributions made after the date of the change.

                           PART X - GENERAL PROVISIONS


SECTION 10.01  CONTRACT

This Certificate, including any Data Pages, endorsements and riders attached hereto, is the entire contract between the parties. It will govern with respect to our rights and obligations. Nothing in the Contract will invalidate or impair any right granted to you under this Certificate.

The Contract may not be changed, nor may any of our rights or rules be waived, except in writing and by our authorized officer. In addition to the rights of change reserved by us as provided in this Certificate, the Contract may be changed by amendment upon agreement between the Contract Holder and us without the consent of any other person provided that any such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits under the Contract and this Certificate with respect to Contributions made hereunder prior to the effective date of such change may be adversely affected by an amendment without the consent of the Contract Holder and each Certificate Owner.

SECTION 10.02  STATUTORY COMPLIANCE

We have the right to change this Certificate without the consent of any other person in order to comply with any laws and regulations that apply. Such right will include, but not be limited to, the right to conform this Certificate to reflect changes in the Code, in Treasury regulations or published rulings of the Internal Revenue Service, ERISA, and in Department of Labor regulations. Any such change will not be effective without prior approval from the New York Department of Insurance.

The benefits and values available under this Certificate will not be less than the minimum benefits required by any state law that applies.

SECTION 10.03  DEFERMENT

The use of proceeds to provide a payment of a death benefit and payment of any portion of the Annuity Account Value (less any Withdrawal Charge that applies) will be made within seven days after the Transaction Date. Payments or use of proceeds from the Variable Investment Options can be deferred for any period during which (1) the New York Stock Exchange is closed or trading is restricted,
(2) sales of securities or determination of the fair value of an Variable Investment Option's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Variable Investment Options. If payment of the Cash Value is deferred for more than ten days from the date we receive your request for payment, we will pay the applicable interest at the current rate payable on the interest only payment option. Such interest will be calculated from the date we receive your request until the date we process your payment.

SECTION 10.04  REPORTS AND NOTICES

At least once each year while the Certificate is in effect, we will send you a report showing:

     (a) the total number of Accumulation Units in each Separate Account or Variable Investment Option;

     (b)  the Accumulation Unit Value;

     (c)  the dollar amount in each Separate Account or Variable Investment
          Option;

     (d)  the Cash Value; and

     (e)  the amount of the Death Benefit.

The terms which require us to send you a report as described above or any written notice as described in any other Section will be satisfied by our mailing any such report or notice to your last known address as shown in our records.

All written notices sent to us will not be effective until received at the Processing Office. Your Certificate Number should be included in all correspondence.

SECTION 10.05 ASSIGNMENTS, NONTRANSFERABILITY, NONFORFEITABILITY

Unless otherwise restricted for tax qualification purposes, you may assign this Certificate. In any event, we will not be bound by an assignment unless we have received it in writing at our Processing Office. Your rights and those of any other person referred to in this Certificate will be subject to the assignment. We assume no responsibility for the validity of an assignment or for any rights or obligations between you and the Assignee. An absolute assignment will be considered a change of ownership to the assignee.

SECTION 10.06 PAYMENTS

All amounts payable by you must be paid by check payable to us (in United States dollars) or by any other method acceptable to us.

We will pay all amounts hereunder by check (in United States dollars) or, if so agreed by you and us, by wire transfer.

Any requirement for distribution or withdrawal of interest in the Certificate shall be fully discharged by payment of the Death Benefit, Annuity Account Value or Cash Value, whichever is applicable, in accordance with the terms and conditions of the Certificate.

                       TABLE OF GUARANTEED ANNUITY PAYMENT
                    [APPLICABLE FOR IRA AND NQ CERTIFICATES]


         AMOUNT OF ANNUITY BENEFIT PAYABLE MONTHLY ON THE LIFE ANNUITY FORM WITH TEN YEARS CERTAIN PROVIDED BY APPLICATION OF $1,000.

         Monthly Income                                    Monthly Income
         Ages             Males      Females      Age      Males     Females
         ----             -----      -------      ---      -----     -------
          60              4.12         3.70        76       5.95       5.26
          61              4.20         3.76        77       6.10       5.40
          62              4.29         3.83        78       6.25       5.55
          63              4.38         3.90        79       6.40       5.70
          64              4.48         3.98        80       6.56       5.85

          65              4.58         4.06        81       6.72       6.01
          66              4.68         4.14        82       6.88       6.18
          67              4.79         4.23        83       7.04       6.34
          68              4.90         4.32        84       7.20       6.51
          69              5.02         4.42        85       7.36       6.67
          70              5.14         4.52        86       7.51       6.84
          71              5.26         4.63        87       7.67       7.00
          72              5.39         4.75        88       7.81       7.16
          73              5.52         4.87        89       7.96       7.32
          74              5.66         4.99        90       8.09       7.47
          75              5.80         5.12

The amount of income provided under an Annuity Benefit payable on the Life Annuity form with Ten Years Certain is based on 2.5% interest and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale "G", where the mortality improvements are adjusted to be not less than 1% for males and 1.25% for females and projected for (age minus 25) years.

Amounts required for ages or for annuity forms not shown in the above Table or for other annuity forms will be calculated by us on the same actuarial basis.

                      TABLE OF GUARANTEED ANNUITY PAYMENTS
                    [Applicable for TSA and QP Certificates]

Amount of Annuity Benefit payable monthly on the Life Annuity Form with Ten Years Certain provided by application of $1,000

                           Monthly Income                     Monthly Income
              Ages             Unisex             Age             Unisex
              ----             ------             ---             ------
               60               3.78               76              5.37
               61               3.84               77              5.52
               62               3.91               78              5.66
               63               3.99               79              5.81
               64               4.07               80              5.97
               65               4.15               81              6.13
               66               4.24               82              6.29
               67               4.33               83              6.45
               68               4.42               84              6.62
               69               4.53               85              6.78
               70               4.63               86              6.94
               71               4.74               87              7.10
               72               4.86               88              7.26
               73               4.98               89              7.41
               74               5.11               90              7.56
               75               5.24

AMOUNT OF ANNUITY BENEFIT PAYABLE MONTHLY ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM WITH TEN YEARS CERTAIN (WITH 100% OF THE AMOUNT OF THE ANNUITANT'S PAYMENT CONTINUED TO THE ANNUITANT'S SPOUSE) PROVIDED BY AN APPLICATION OF $1,000

        Age           60         61       62        63       64        65       66        67       68        69        70
         60          3.32       3.35     3.37      3.40     3.42      3.44     3.46      3.48      3.50     3.52      3.54
         61                     3.37     3.40      3.42     3.45      3.47     3.50      3.52      3.54     3.56      3.58
         62                              3.43      3.45     3.48      3.50     3.53      3.55      3.58     3.60      3.62
         63                                        3.48     3.51      3.54     3.56      3.59      3.62     3.64      3.67
         64                                                 3.54      3.57     3.60      3.63      3.65     3.68      3.71
         65                                                           3.60     3.63      3.66      3.69     3.72      3.75
         66                                                                    3.66      3.70      3.73     3.76      3.79
         67                                                                              3.73      3.77     3.80      3.83
         68                                                                                        3.80     3.84      3.88
         69                                                                                                 3.88      3.92
         70                                                                                                           3.96

The amount of income provided under an Annuity Benefit payable on the Life Annuity Form with Ten Years Certain or Joint and Survivor Life Annuity Form with Ten Years Certain is based on 2.5% interest and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale "G" where the mortality improvements are adjusted to be not less than 1% for males and 1.25% for females and projected for (age minus 25) years, adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55. Amounts required for ages or for annuity forms not shown in the above Tables or for other annuity forms will be calculated by us on the same actuarial basis.

                                    EXHIBIT A

     EXAMPLES OF GUARANTEED ANNUAL PAYMENT AND EXCESS WITHDRAWAL CALCULATION

GUARANTEED ANNUAL PAYMENT

Assume your Income base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual payment amount is equal to $5,000 (5% of $100,000). You take an initial withdrawal equal to your Guaranteed annual payment amount of $5,000. Your account value immediately following the withdrawal is $75,000 ($80,000 - $5,000). Your Income base remains at $100,000. Your Guaranteed annual payment remains at $5,000.

EXCESS WITHDRAWAL

Assume your Income base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual payment amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your Income base is immediately reset to equal the lesser of your Income base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your Income base is now $72,000. In addition, your Guaranteed annual payment amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000.